EXHIBIT 10.24
                           PURCHASE AND SALE AGREEMENT

           THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 22nd day of May, 1996, by and among SUPREME INTERNATIONAL CORPORATION, a Florida corporation ("Purchaser"), and MUNSINGWEAR, INC., a Delaware corporation (the "Company").

           The Company is in the business of designing, sourcing, producing and distributing shirts and other apparel products to retailers (including department stores, national chains, specialty and discount stores) and professional golf shops utilizing the various trademarks and trade names listed on Schedule 1.1.1 hereto (the "Business").

           Purchaser is in the business of designing, importing and marketing men's sportswear.

           The parties hereto desire that Purchaser acquire certain assets of the Company related to the Business, which assets are described in Section 1.1, in consideration of the payment of the "Purchase Price," as such term is defined herein, and in consideration of Purchaser's other agreements in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing recitals, and of the representations, warranties and agreements of the parties contained herein, the parties hereto do hereby agree as follows:

1.         ASSET PURCHASE.

           1.1 PURCHASE AND SALE OF ASSETS. The Company hereby agrees to sell, transfer and assign to Purchaser or its designee, and Purchaser or its designee hereby agrees to acquire from the Company, on the terms and conditions set forth herein, the following assets of the Company (collectively, the "Assets"):

                     1.1.1 TRADEMARKS AND TRADE NAMES. all of the Company's rights in and to the common law and registered trade names and trademarks worldwide listed on Schedule 1.1.1 attached hereto and made a part hereof, including all variants thereof and all goodwill associated therewith, and all registrations, applications and other rights associated with the foregoing, whether issued or pending, for distribution through all channels (collectively, the "Trademarks"), but excluding the trademarks and tradenames for the Peoples Republic of China, Vietnam, Macau, North Korea and such other Trademarks as are listed on Schedule 1.1.1 (collectively, the "Excluded Trademarks"), which exclusion shall not prohibit Purchaser from manufacturing and exporting goods utilizing the Trademarks in or from any such countries (the "Trademark Sourcing Rights"), except as described on Schedule 1.1.1(a) attached hereto and made a part hereof, which Schedule shall be provided to Purchaser by the Company within seven days after the date hereof;

                     1.1.2 CUSTOMER LISTS AND RECORDS. all current customer lists, and records for the Business, set forth on Schedule 1.1.2 attached hereto and made a part hereof;

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                     1.1.3 LICENSES AND OTHER AGREEMENTS. all of the Company's
rights in and to existing and pending licensing agreements and all cash royalty income payable after Closing (as hereinafter defined) listed on Schedule 1.1.3 attached hereto and made a part hereof, and all licensing agreements and other agreements currently under negotiation as listed on Schedule 1.1.3, but subject to change of control provisions (collectively, the "Licenses"), except for the licensing agreements currently existing or being negotiated for the U.S. Territories of Guam and the Northern Mariana Islands (collectively, the "Excluded Licenses"), which exclusion shall not prohibit Purchaser from manufacturing and exporting goods utilizing the Licenses in or from such countries (the "License Sourcing Rights"), except as described on Schedule 1.1.3(a) attached hereto and made a part hereof, which Schedule shall be provided to Purchaser by the Company within seven days after the date hereof;

                     1.1.4 ADVERTISING MATERIALS. all of the Company's rights in and to advertising materials related to the Business and trade show booths and booth locations, including without limitation, locations at the MAGIC and PGA shows listed on Schedule 1.1.4 attached hereto and made a part hereof (the "Advertising Materials");

                     1.1.5 ARCHIVES AND DISKS. all of the Company's rights in and to originals of product advertising and design archives and embroidery disks listed on Schedule 1.1.5 attached hereto and made a part hereof and all design equipment owned by Munsingwear and utilized in connection with the Business (the "Archives and Disks");

                     1.1.6 CORPORATE NAME. all of the Company's rights in and to the corporate name "Munsingwear" and all derivations and variations of the term Munsingwear set forth on Schedule 1.1.6 attached hereto and made a part hereof; and

                     1.1.7 OTHER RECORDS. all books, files, papers, and records owned by the Company and used in the operation of the Business (other than the Company's tax and general accounting records and its minute and stock books), including data bases, docketing programs, files and print-outs relating to the Trademarks, to the extent legally transferable by the Company, subject to the provisions of Section 11.5 of this Agreement;

                     1.1.8 COPYRIGHTS. all of the Company's rights in and to the common law and registered copyrights associated with any of the Assets, all rights to the Company's labels, labeling, advertising and promotional materials used in the Business which are capable of being subject to copyright, and all registrations, applications and other rights associated with the foregoing whether issued or pending (collectively, the "Copyrights"); and

                     1.1.9 SOURCING RIGHTS. the Trademark Sourcing Rights and the Licensing Sourcing Rights.

                     It is specifically understood and agreed by the parties hereto that, except as set forth in Section 1.2, Purchaser is acquiring, and the Company is selling, all of the tangible and

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intangible assets owned by the Company or in which the Company has an interest and used by the Company in the Business.

           1.2 EXCLUDED ASSETS. All assets of the Company not otherwise included in the Assets shall not be purchased by Purchaser, including, without limitation, the following (all of which are collectively referred to as the "Excluded Assets"):

                     (a) the right to design, source, produce and distribute shirts and other apparel products pursuant to the License Agreement described in
Section 7.2 solely through the channels of distribution set forth on Exhibit B to the License Agreement (the "ASI Premium/Specialty Markets") in the United States and Canada;

                     (b) the Company's Fairmont, North Carolina manufacturing plant and equipment;

                     (c) all of the Company's rights in and to the Excluded Trademarks and the Excluded Licenses;

                     (d) all of the Company's accounts receivable incurred prior to the Closing Date or related to the Inventory, as defined in the Management Agreement attached hereto as Exhibit 7.1;

                     (e) all of the Company's inventory, including raw materials, work-in-process and finished goods, as of the Closing Date;

                     (f) the Company's Minneapolis, Minnesota headquarters and equipment; and

                     (g) the Company's New York office and professional golf endorsements.

           1.3 ASSUMPTION OF LIABILITIES. Except for liabilities arising from the Licenses included in the Assets and trademark litigation in which the Company is a party, as set forth on Schedule 3.14 attached hereto and made a part hereof (the "Trademark Litigation"), Purchaser shall not assume or in any way be liable or responsible for any liabilities or obligations of the Company whatsoever, including, without limitation, any state, federal and local income, business, occupation, sales, withholding and similar taxes (collectively "Tax Liabilities"). Without limiting the generality of the foregoing, Purchaser shall have no liability or responsibility for any Tax Liabilities arising as a result of or in connection with the transactions contemplated by this Agreement, any liabilities related to the Company's business, pending or threatened litigation, any unknown or undisclosed claims, liabilities or obligations, any obligations for contributions to employment insurance, disability or other employee benefit programs, unpaid commissions for sales, collection of accounts receivable or payment of accounts payable. With respect to Trademark Litigation, Purchaser shall only assume the fees and costs of such litigation incurred after the Closing Date.
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2.         PURCHASE PRICE AND CLOSING.

           2.1 PURCHASE PRICE.

                     2.1.1 PURCHASE PRICE. As the purchase price (the "Purchase Price") for the Assets, Purchaser shall pay to the Company, at the election of Purchaser (a) $18.0 million in cash (including the Deposit, as hereinafter defined) payable at the Closing, or (b) $18.4 million (including the Deposit), payable $9.0 million in cash at the Closing and $9.4 million by delivery at Closing of a $9.4 million non-interest bearing senior note (the "Note") payable six months after Closing, secured by an irrevocable letter of credit issued by NationsBank, N.A., or a comparable financial institution, or other security, reasonably satisfactory to the Company, which letter of credit or other security may be utilized as the sole collateral for a non-recourse loan from NationsBank, N.A. to Purchaser immediately following the Closing in the amount of $9.0 million. The Company hereby acknowledges receipt of the amount of $1,000,000 (the "Deposit") as a good faith deposit to be applied and credited toward the total Purchase Price. The remaining unpaid cash portion of the Purchase Price shall be paid at the Closing by wire transfer or certified or cashier's check.

                     2.1.2 DEPOSIT. In the event the transactions contemplated by this Agreement are not consummated due to Purchaser's default hereunder, the Company shall retain the Deposit as liquidated damages. For such purposes, the parties acknowledge and agree that it would be extremely difficult or impossible to fix the precise amount of damages suffered by the Company in such event, and agree that the sum of $1,000,000 is a reasonable approximation of the amount of damages which would be suffered. If this Agreement is terminated for any reason other than Purchaser's default, the Company shall refund the Deposit to Purchaser within five days of Purchaser's written request therefor.

           2.2 TIME AND PLACE. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Lindquist & Vennum, 4200 IDS Center, Minneapolis, Minnesota 55402, at 10:00 a.m. on August 31, 1996, or at such other place and at such other time as the parties may mutually agree (the "Closing Date"). The Closing shall be deemed completed when the parties have delivered the consideration and documents to be delivered by them as specified below.

           2.3 DELIVERIES BY PURCHASER. Purchaser shall, at the Closing, deliver or cause to be delivered to the Company:

                     2.3.1 PURCHASE PRICE. Payment of the balance of the Purchase Price, in accordance with Section 2.1.

                     2.3.2 LICENSE AGREEMENT. The license agreement described in
Section 7.1 in the form of Exhibit 2.3.2 attached hereto and made a part hereof.

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                     2.3.3 OPINION OF COUNSEL. The opinion of counsel to
Purchaser in the form and with respect to the matters identified in Exhibit
2.3.3 attached hereto and made a part hereof.

                     2.3.4 SECRETARY'S CERTIFICATE. A certificate of the Secretary of Purchaser certifying as to (a) a copy of the resolutions of the Board of Directors of Purchaser approving the transactions contemplated hereby and (b) the incumbency and authority of the officers of Purchaser executing this Agreement on behalf of Purchaser and the documents executed and delivered by Purchaser in connection therewith.

                     2.3.5 CERTIFICATE. A certificate of the authorized officers of Purchaser, certifying that (a) the representations and warranties of Purchaser herein remain true and correct at the Closing Date and (b) Purchaser has complied with all agreements and covenants contained herein which are to be performed prior to the Closing Date.

                     2.3.6 OTHER DOCUMENTS. Such other certified resolutions, documents and certifi- cates as are required to be delivered by Purchaser pursuant to the provisions of this Agreement.

           2.4 DELIVERIES BY THE COMPANY. The Company shall, at the Closing, deliver or cause to be delivered to Purchaser:

                     2.4.1 BILL OF SALE. A bill of sale, in form and substance satisfactory to Purchaser, transferring title to the Assets to Purchaser.

                     2.4.2 ASSIGNMENTS OF TRADEMARKS, LICENSES AND COPYRIGHTS. Assignments, in form and substance satisfactory to Purchaser (and in a form that may be recorded in the applicable governmental records), transferring title to the Trademarks, Licenses and Copyrights, including the Trademark Sourcing Rights and the License Sourcing Rights.

                     2.4.3 OPINIONS OF COUNSEL. The opinions of counsel to the Company in the form and with respect to the matters identified in Exhibit 2.4.3 attached hereto and made a part hereof.

                     2.4.4 CONSENTS. Copies of all consents received from third parties relating to the transactions contemplated hereby.

                     2.4.5 SECRETARY'S CERTIFICATE. A certificate of the Secretary of the Company certifying as to (a) a copy of the resolutions of the Board of Directors and shareholders of the Company, approving the transactions contemplated hereby and (b) the incumbency and authority of the officers of the Company executing this Agreement on behalf of the Company and the documents executed and delivered by the Company in connection therewith.

                     2.4.6 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. An amendment to the Company's Certificate of Incorporation changing its name to a name that is not

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confusingly similar to or a colorable imitation of the name "Munsingwear" or any of the Trademarks.

                     2.4.7 CERTIFICATE. A certificate of the authorized officers of the Company, certifying (a) that the representations and warranties of the Company made herein remain true and correct at the Closing Date and (b) that the Company has complied with all agreements and covenants contained herein which are to be performed prior to the Closing Date.

                     2.4.8 POSSESSION. Possession of all of the Assets, together with all files, books and records relating to the Assets.

                     2.4.9 OTHER DOCUMENTS. Such other certified resolutions, documents and certificates as are required to be delivered by the Company pursuant to the provisions of this Agreement.

           2.5 INTERVENING LITIGATION. If prior to the Closing Date any preliminary or permanent injunction or other order issued by a court of competent jurisdiction or by any other govern- mental authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of 15 days or longer, the Closing shall be adjourned at the option of either party for a period of 30 days, even though the adjourned date is after August 31, 1996. If at the end of such 30-day period such injunction or order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           In order to induce Purchaser to enter into and perform its obligations under this Agreement, and subject to the exceptions set forth on the Schedules attached hereto and made a part hereof (which exceptions shall be deemed representations and warranties hereunder), the Company hereby makes each of the representations and warranties to Purchaser as set forth below, each of which shall be deemed material (and Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding any independent investigation):

           3.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. The Company is duly qualified or licensed to do business in good standing in the jurisdictions set forth on Sche- dule 3.1(a) attached hereto and made a part hereof, those being every jurisdiction in which the conduct of the Company's business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a material adverse effect on (a) the Assets, (b) the Business or (c) Purchaser's use of the Assets or conduct of the Business subsequent to the Closing Date
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(a "Material Adverse Effect"). True, complete and correct copies of the
Company's charter and bylaws as presently in effect have been previously delivered to Purchaser. The Company has no subsidiaries. The corporate minute books of the Company have been made available to Purchaser, are complete and correct and contain all of the proceedings of the shareholders and directors of the Company.

           3.2 CORPORATE AUTHORITY. The Company has full corporate power and authority to (a) own the Assets, (b) to carry on the Business as presently conducted and (c) execute, enter into and carry out the provisions of this Agreement and the agreements contemplated hereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the agreements contemplated hereby has been, or, with respect to approval by shareholders of the Company prior to the Closing will be taken, all of which actions have been or will be in full compliance with applicable law, and this Agreement and the agreements contemplated hereby constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except as such validity, binding nature and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights.

           3.3 ASSETS. Schedules 1.1.1 through 1.1.5 hereto contain a complete and accurate description of the Assets and specify the nature of all of the Assets as of the date hereof. The property identified in said Schedules (i.e., the Assets) constitutes all of the personal property of any nature owned by the Company and used in the operation of the Business as conducted at this date and those assets which are necessary in order for Purchaser to operate the Business following the Closing Date, except, in either case, for the Excluded Assets. The Company presently has, and shall deliver to Purchaser at the Closing, good, valid and marketable title to every one of the Assets, whether tangible or intangible, free and clear of all liens, pledges, claims, conditional sales contracts, security interests or agreements, licenses, leases, mortgages or encumbrances of any nature whatsoever, subject to the Licenses and as set forth on the aforesaid Schedules. Except for the Licenses, the Company has not granted to any person any license or right, whether exclusive or nonexclusive, to market, sell, lease, license or use any of the Assets, and has not sold, transferred or conveyed, any of the right, title and interest, or any option to purchase or acquire any of its right, title or interest, in and to any of the Assets. All of the Licenses included in the Assets are transferable without the consent of the licensor thereof, except for those Licenses for which such consent has been received by the Company, or which will be delivered at the Closing. All of such consents are identified in Schedule 3.3 attached hereto and made a part hereof.

           3.4 CUSTOMER RELATIONSHIPS. Attached hereto as Schedule 1.1.2 is a list of the Company's customers with respect to the Business as of the date hereof (the "Customers"). The Company is not aware that any of its Customers intends to reduce materially or terminate, during the 12 month period following the date of this Agreement, the amount of its business with the Company compared to that conducted during the fiscal year ended January 6, 1996, which reduction, individually or in the aggregate, would have a Material Adverse Effect.

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           3.5 INTELLECTUAL PROPERTY. Schedule 1.1.1 and Schedule 1.1.8 hereto set forth a true, correct and complete list of the Trademarks and Copyrights (the "Intellectual Property"). The Intellectual Property constitutes all of the intellectual property used by the Company in the Business, except for the Excluded Assets. The Company is the owner of, or otherwise has the free and unrestricted right to use, each of the Intellectual Property, free and clear of all liens, encumbrances, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever, except as set forth on Schedules 1.1.1, 1.1.3, 3.5 and 3.14. The consummation of the transactions contemplated hereby will not cause the termination, expiration, breach or modification of any of the Intellectual Property. Except as set forth on
Schedule 3.14 attached hereto and made a part hereof, there are no pending or threatened claims against the Company alleging that the use of the Intellectual Property infringes or conflicts with the rights of others under patents, trademarks, copyrights, trade secrets or other proprietary rights and the Company's use of the Intellectual Property in the Business does not infringe or conflict with the trademarks or copyright rights of others. The Company has taken all reasonable steps to maintain its interest in the Trademarks, to protect its interests from infringement by third parties, and to protect against dissemination any trade secrets or confidential information relating to the Assets. Subject to Schedule 1.1.3, the Company has not entered into any consents, settlement agreements, undertakings or other agreements that relate to the use, registration or scope of protection to be afforded to the Intellectual Property. Subject to Schedule 1.1.3, no interest in any Intellectual Property has been assigned, transferred, licensed or sublicensed by the Company to any other party. Although Purchaser is not acquiring the Excluded Trademarks at present, and thus may not sell goods utilizing the Trademarks in countries covered by an Excluded Trademark, except as described on Schedule 1.1.1(a), Purchaser may manufacture and export goods utilizing any of the Trademarks in and from any country protected by an Excluded Trademark.

           3.6 LICENSES. Schedule 1.1.3(a) hereto sets forth a true, correct and complete list of the Licenses, including a schedule designating the recordal of licenses and security interest agreements with business and governmental bodies, along with documentation and expiration dates, where appropriate. A complete and accurate copy of each License has been delivered to Purchaser. All of the Licenses are valid, binding and enforceable in accordance with their respective terms (except as such validity, binding nature and enforceability may be affected by applicable by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights) and were entered into in the ordinary course of business on an "arms-length" basis. The Company is not in breach of or in default under any License, no action or claim is pending, and to the Company's knowledge, no notice of any such claim or action has been received which threatens to revoke, modify or terminate any License, except as set forth in Schedule 3.14, and to the best of the Company's knowledge, no occurrence or circumstance exist which constitutes (with or without the giving of notice or the lapse of time or both) a breach or default by the other party thereto. The consummation of the transactions contemplated hereby, except as set forth on Schedule 3.3, will not cause the termination, expiration, breach or modification of any of the Licenses and the Company has not been notified or advised by any party to a License of such parties intention or desire to terminate or modify any License. Except as set forth on Schedule 1.1.3(a), no
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License prohibits or will prohibit Purchaser from manufacturing and exporting goods utilizing the Trademarks in or from the country which is the subject of such License.

           3.7 ERISA. For purposes of this Agreement, the term "Benefit Plan" means any employee benefit plan, including, without limitation, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or with respect to which the Company has had any direct or indirect, fixed or contingent liability. Neither the Company, nor Purchaser following the date of this Agreement, shall have, at any time hereafter, any unpaid liability for contributions or payments to any Benefit Plan. No Benefit Plan is (i) a "multi-employer" plan within the meaning of the Internal Revenue Code of 1986, as amended or ERISA or the regulations promulgated thereunder or
(ii) a "multiple employer plan," as defined in ERISA. The Company has received no notice that it is not in full compliance with any of the requirements of ERISA and its regulations and to the best of the Company's knowledge there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to the Company.

           3.8 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended January 6, 1996 (the "1995 10-K") and, upon delivery to Purchaser, the Audited Financial Statements (as hereinafter defined) required by Section 5.4, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). All such financial statements comply with the requirements of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

           3.9 ABSENCE OF CHANGES. Since January 6, 1996, there has not been:

                     3.9.1 MATERIAL CHANGES. any adverse change in the Assets or in the liabilities, financial condition or operations of the Business except for changes in the ordinary course of business which have not and may not, either individually or in the aggregate, result in a Material Adverse Effect;

                     3.9.2 SALE OF ASSETS: PERMITTED LIENS. any sale, assignment, transfer or lease of any of the Assets, other than in the ordinary course of business, or any lien or encumbrance created on any of the Assets except for liens for taxes not yet due and payable and except for continuations of existing mortgages, deeds of trust, security interests or other encumbrances;

                     3.9.3 TRANSACTIONS OUTSIDE ORDINARY COURSE OF BUSINESS. any other transaction relating to the Business other than in the ordinary course of the Business, except as contemplated by this Agreement or the Right of First Refusal Agreement described in Section 7.3;

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                     3.9.4 OTHER EVENTS. any other event or condition of any
character which has or is likely to have a Material Adverse Effect; or

                     3.9.5 AGREEMENTS. any agreement or commitment by the Company to do any of the things described in this Section 3.9.

           3.10 TAXES. The Company has accurately prepared and timely filed in all material respects all federal, state and local income tax returns and other tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or applicable law or pursuant to any assessment which has been levied upon its assets, business or operations. The Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, state or local taxes and no examinations of the federal, state or local tax returns of the Company are currently in progress nor, to the best knowledge of the Company, is any such examination threatened.

           3.11 SEC FILINGS. The Company has delivered to Buyer a true and correct copy of the 1995 Form 10-K. As of its filing date, the 1995 Form 10-K did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           3.12 NO DEFAULT. The Company is not in violation, breach, or default of any term or provision of its Certificate of Incorporation or Bylaws, or of any term or provision of any state or federal judgment, decree or order applicable to or binding upon it. The execution, delivery and performance of and compliance by the Company with this Agreement and the other agreements contemplated hereby (assuming approval by the Company's shareholders), will not result in any such violation or constitute a default under (or an event which with notice or lapse of time or both would constitute an event of default) or result in (a) the termination, expiration, breach or modification, or accelerate the performance required by, any such term or provision or any term or provision of (i) except as set forth on Schedule 3.3, any of the Licenses, or (ii) any other agreement related to the Business; or (b) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the Assets, which violation, conflict, default, termination, acceleration or creation in the cases of subsections (a)(ii) and (b), would have a Material Adverse Effect.

           3.13 COMPLIANCE WITH LAWS. The Company is in compliance with, and has received no notice of any violation of, any applicable federal, foreign, state or local statute, law, rule, ordinance or regulation affecting the use of the Assets and conduct of the Business.

           3.14 LITIGATION. Except as set forth on Schedule 3.14, no litigation, proceeding, suit, action or controversy is pending or threatened by or against the Company before any court or administrative or governmental agency relating to the Assets of the Business nor which if adversely determined would have a Material Adverse Effect, nor, to the knowledge of the

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Company, is there any basis for any such litigation, proceeding or controversy by or against the Company before any court or administrative or governmental agency.

           3.15 CONSENTS. The Company has obtained or, prior to the Closing will obtain, all consents, authorizations, approvals, orders, registrations and qualifications from, and made all filings with, any third party, including, without limitation, all customers, and any public, governmental, administrative or regulatory authority, agency or body required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the other agreements contemplated hereby by the Company. Such consents, authorizations, approvals, orders, registrations, qualifications and filings are identified on Schedule 3.3.

           3.16 FINDERS. Except as set forth on Schedule 3.16, the Company has not employed or engaged any broker, finder or similar intermediary in connection with the transactions contemplated herein, and no such person is entitled, as a result of the Company's actions, to any fee or commission payable by the Company based upon the consummation of the transactions contemplated hereby.

           3.17 ADVERTISING MATERIALS. Schedules 1.1.4 and 1.1.5 include a list of all Advertising Materials and Archives and Disks used by the Company in connection with the Business. All of the items on such Schedule are suitable for the purposes for which they are intended and in good condition and repair, ordinary wear and tear excepted.

           3.18 DISCLOSURE. No representation or warranty by the Company contained in this Agreement nor any other written statement or certificate furnished or to be furnished by the Company pursuant hereto or in connection with the transactions contemplated hereby, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made.

4.         REPRESENTATIONS AND WARRANTIES OF PURCHASER.

           In order to induce the Company to enter into and perform its obligations under this Agreement, Purchaser hereby represents, warrants and covenants to the Company as set forth below.

           4.1 CORPORATE ORGANIZATION. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. Purchaser is duly qualified or licensed to do business in good standing in the jurisdictions in which the conduct of Purchaser's business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a material adverse effect on Purchaser's assets, liabilities, operations or financial position, except for consents which will be obtained by Purchaser prior to Closing.

           4.2 CORPORATE AUTHORITY. Purchaser has full corporate power and authority to (a) own its properties and assets, (b) carry on its business as presently conducted and (c) to enter into and carry out the provisions of this Agreement and the other agreements contemplated hereby. All corporate action on the part of Purchaser necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement and the other agreements contemplated hereby, has been taken, all of which actions have been in full compliance with applicable law, and this Agreement and the other agreements contemplated hereby constitute the valid and legally binding obligation of Purchaser, enforceable in accordance with their respective terms, except as such validity, binding nature and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights.

           4.3 CONSENTS. Purchaser has obtained or, prior to the Closing will obtain, all consents, authorizations, approvals, orders, registrations and qualifications from, and has made all filings with, any third party, including, without limitation, any public, governmental, administrative or regulatory authority, agency or body required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement and the other agreements contemplated hereby by Purchaser.

           4.4 NO DEFAULT. Purchaser is not in violation, breach, or default of any term or provision of its Articles of Incorporation or Bylaws, or of any term or provision of any state or federal judgment, decree or order applicable to or binding upon it. The execution, delivery and performance of and compliance by Purchaser with this Agreement and the other agreements contemplated hereby by Purchaser will not result in any such violation or constitute a default under (or an event which with notice or lapse of time or both would constitute an event of default) or result in (a) the termination, expiration, breach or modification of, or accelerate the performance required by, any such term or provision or any term or provision of any contract material to the operation of Purchaser's business, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser, which violation, conflict, default, termination, acceleration or creation would have a material adverse effect on Purchaser's assets, liabilities, operations or financial position, except for consents which will be obtained by Purchaser prior to Closing.

           4.5 FINDERS. Purchaser has not employed or engaged any broker, finder or similar intermediary in connection with the transactions contemplated herein, and no such person is entitled, as a result of Purchaser's actions, to any fee or commission payable by Purchaser based upon the consummation of the transactions contemplated hereby.

5.         COVENANTS OF COMPANY.

           The Company further agrees as follows:

           5.1 CONDUCT OF BUSINESS. From the date hereof and through the Closing Date, the Company will use its best efforts to preserve the Assets and the Business intact, to keep available to the Company the services of the Company's present employees engaged in the Business, to preserve the Company's good will and relationships with the Business customers, retailers, dealers, suppliers and others having dealings with the Company with respect to the Business, and to operate the Business of the Company diligently, in good faith and in accordance with past practices. The Company shall also maintain and preserve its corporate existence and all rights, privileges, franchises, Trademarks, licenses and other authority and rights adequate for the conduct of the Business (including the timely prosecution of actions against people or entities who infringe on the Company's Trademarks in a manner consistent with past practices), and comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority with respect to the Business. The Company shall not enter into any transaction with respect to the Business (including, without limitation, any license agreement for the Trademarks (other than pending license agreements described on Schedule 1.1.3)), other than in the ordinary course of business, or create, incur or permit to exist any mortgage, deed of trust, security interest or other encumbrance of any kind upon or on any of the Assets other than continuations of existing mortgages, deeds of trust, security interests or other encumbrances. Purchaser acknowledges the Company has the right to enter into any transactions prior to the Closing relating to any portion of its business other than the Assets, subject to the rights granted by the Company to Purchaser in the Right of First Refusal Agreement described in Section 7.3.

           5.2 HART-SCOTT-RODINO FILING. The Company shall promptly prepare and file with the Federal Trade Commission ("FTC") and with the United States Department of Justice ("Justice Department"), the Notification and Report Form required with respect to the transactions contemplated hereby under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The Company shall furnish to Purchaser copies of the Notification and Report Form, and shall promptly notify Purchaser of any request by the FTC or Justice Department for additional information with respect to such filings. Purchaser shall promptly respond to any such request. Such filings shall conform to the requirements of the HSR Act and the rules promulgated thereunder applicable to the Company. The filing fee payable in connection with such filing shall be paid by Purchaser.

           5.3 TRADE SECRETS AND CONFIDENTIALITY. The Company agrees that at all times hereafter (including at all times after the Closing Date), it will not use for its own benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any other person, firm, corporation, business or entity any confidential information regarding the use of the Assets in the Business, including but not limited to any information relating to the customers, retailers, trade practices, trade secrets or know-how associated with or relevant to the Business. The parties acknowledge that all of these items constitute trade secrets.

           5.4       FINANCIAL STATEMENTS.

                     5.4.1 AUDITED FINANCIAL STATEMENTS. The Company shall prepare, within 60 days following the Closing, at its cost, audited consolidated financial statements relating to the Assets and the Business, for such periods as required by Regulation S-X promulgated by the Securities and Exchange Commission (the "Audited Financial Statements"). The Audited Financial

Statements shall (a) be prepared by a firm of independent accountants selected by the Company, (b) be in conformity with generally accepted accounting principles consistently applied throughout the periods covered hereby, and (c) comply with the requirements of Regulation S-X. Upon delivery of the Audited Financial Statements to Purchaser, the representations and warranties set forth in Section 3.7 shall apply to the Audited Financial Statements.

                     5.4.2 INTERIM FINANCIAL INFORMATION. From the date hereof and through the Closing Date, the Company shall supply Purchaser with such interim unaudited financial information related to the Assets and the Business as Purchaser may request and the Company regularly prepares in the ordinary course of its business.

           5.5 STOCKHOLDER MEETING; PROXY MATERIAL. The Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable and in any event on or before August 31, 1996 for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby by the Company's stockholders. In connection with such meeting, the Company (a) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC, and will thereafter mail to its stockholders as promptly as practicable, a Proxy Statement and all other proxy materials for such meeting, (b) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (c) will otherwise comply with all legal requirements applicable to such meeting.

           5.6 CUSTOMERS. Following the Closing Date, the Company will use its best efforts to ensure an orderly transition in transferring to Purchaser the Company's relationships with the Customers, including, without limitation, preparing and distributing to the Customers a mutually agreed notification of the sale.

           5.7 EMPLOYEES. Except for employees of the Company who are hired by Purchaser, at all times hereafter (including all times after the Closing Date), the Company shall be responsible for all costs relating to the termination of employment of any of its employees, including, without limitation severance pay and unpaid vacation in accordance with existing arrangements with such employees.

           5.8 TAXES. The Company shall pay all taxes, including, without limitation sales and use taxes, resulting from the consummation of the transactions contemplated hereby.

           5.9 PRORATIONS. All charges, if any, that may be assessed by law against the owner of the Assets, including without limitation personal property taxes, shall be prorated at the Closing Date, with the Company paying and being responsible for all charges relating to the period ending on the Closing Date, and Purchaser paying and being responsible for all such charges accruing after the Closing Date.

           5.10 MAIL; BANK ACCOUNTS. After the Closing, Purchaser and the Company shall jointly review all mail, payments, deliveries or other correspondence addressed to the Company which relate to the use of the Assets or the Business. Any of such mail, payments, deliveries or correspondence as relates to any of the Assets, shall be forwarded to, retained by, and shall be the property of Purchaser. To the extent any of such materials relate to any liabilities not being assumed by Purchaser hereunder, or to the affairs of the Company unrelated to the Assets being acquired by Purchaser, such material shall be retained by and shall be the property of the Company. In any event, each party shall be entitled to receive and retain a photocopy of all such materials, to the extent they relate to the Assets or the Business. All telephone inquiries and other verbal communications made with respect to the use of the Assets in the Business shall promptly be referred by the Company to Purchaser and its representatives.

           5.11 CHANGE OF NAME. Concurrently with the Closing, the Company shall file with the appropriate authorities such documents as are required to change its corporate name to a name which does not include the word "Munsingwear", any derivative thereof or any colorable imitation, any of the Trademarks, any derivative thereof or any colorable imitation, or any name deceptively similar to any of the foregoing. Following the Closing, except pursuant to the License Agreement described in Section 7.2, the Company shall not use any fictitious name or trade name which includes the word "Munsingwear", any derivative thereof or any colorable imitation, any of the Trademarks, any derivative thereof or any colorable imitation, or any name deceptively similar to any of the foregoing.

           5.12 DUE DILIGENCE INVESTIGATION. From the Date of this Agreement until Closing or termination of this Agreement, the Company will grant to Purchaser, its agents and representatives, reasonable access at reasonable times (upon reasonable advance notice) to all of the properties, books, accounting, financial and statistical records, corporate records and other business files of the Company relating to the Company's use of the Assets in the Business for purposes of examining the same in connection with the transactions contemplated hereby. The Company shall and shall cause its officers, employees and auditors to cooperate fully with such due diligence investigation.

6.         COVENANTS OF PURCHASER.

           6.1 HSR ACT FILINGS. Purchaser shall promptly prepare and file with the FTC and with the Justice Department, the Notification and Report Form required with respect to the transactions contemplated hereby under the provisions of the HSR Act. Purchaser shall furnish to the Company copies of the Notification and Report Form, and shall promptly notify the Company of any request by the FTC or Justice Department for additional information with respect to such filings. The Company shall promptly respond to any such request. Such filings shall conform to the requirements of the HSR Act and the rules promulgated thereunder applicable to Purchaser. The filing fee payable in connection with such filing shall be paid by the Purchaser.

           6.2 TRADE SECRETS AND CONFIDENTIALITY. Purchaser agrees that at all times hereafter (including at all times after the Closing Date), it will not use for its own benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any other person, firm, corporation, business or entity any confidential information regarding the use of the Company's ASI/Premium Specialty Markets business, including but not limited to any information relating to the customers, retailers, trade practices, trade secrets or know-how associated with or relevant to the ASI/Premium Specialty Markets business. The parties acknowledge that all of these items constitute trade secrets.

           6.3 EMPLOYEES. Purchaser shall provide the Company with a list of the Company's employees whom Purchaser wishes to hire not less than ten days before the Closing Date.

7.         ADDITIONAL AGREEMENTS.

           7.1 MANAGEMENT AGREEMENT. Upon execution of this Agreement, the Company and Purchaser shall enter into the Management Agreement in the form of
Exhibit 7.1 attached hereto and made a part hereof.

           7.2 LICENSE AGREEMENT. At Closing, the Company and Purchaser will enter into the License Agreement in the form of Exhibit 2.4.4, pursuant to which, among other matters, Purchaser will license to the Company use of the "Munsingwear" and "Penguin" trademarks for sales to the ASI Premium/Specialty Market.

           7.3 RIGHT OF FIRST REFUSAL. Upon execution of this Agreement, the Company and Purchaser shall enter into the Right of First Refusal Agreement in the form of Exhibit 7.3, pursuant to which, among other matters, the Company shall grant Purchaser a right of first refusal to (a) acquire the Excluded Trademarks and Excluded Licenses, and (b) purchase the Company's ASI Premium/Specialty Markets business.

           7.4 CONFIDENTIALITY. The confidentiality agreement dated March 1, 1996 heretofore executed by the Company and Purchaser shall remain in effect until the earliest to occur of (a) the Closing Date or (b) April 30, 1998.

           7.5 DISCLOSURE RESTRICTIONS. Purchaser and the Company will consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated hereby, and neither shall issue any such press release or make any such public statement without the prior consent of the other, except as may be required by applicable law.

           7.6 ACQUISITION PROPOSALS. The Company shall not, and shall use its best efforts to cause its officers, directors and employees and any attorney, accountant, or other agent retained by it not to (i) initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the Assets, whether by merger, purchase of securities or assets, tender offer or otherwise (an "Acquisition

Transaction"), or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Proposal. Notwithstanding the foregoing, the Company may (i) furnish or cause to be furnished information subject to a confidentiality agreement in a form substantially similar to that previously executed by Purchaser and (ii) in response to an Acquisition Proposal, issue a communication to its security holders of the type contemplated by Rule 14d-9(e) or 14e-2 under the Exchange Act or otherwise communicate the Board's position with respect to such Acquisition Proposal to the stockholders of the Company, and (iii) participate in discussions and/or negotiations with persons who have sought the same, if the Company's Board of Directors determines, based as to legal matters on the advice of outside legal counsel, and as to financial matters on the opinion of an investment banking firm, that the failure to furnish such information or to hold discussions and/or negotiations with such entity or group or to take and disclose such position would be inconsistent with the proper exercise of the fiduciary duties of the Company's Board of Directors. In the event the Company receives an Acquisition Proposal, it shall promptly inform Purchaser as to the material terms thereof.

           7.7 EXPENSES.

                     7.7.1 Except as set forth in this Agreement, each party will be responsible for its own expenses in connection with the transactions contemplated hereby.

                     7.7.2 The Company shall pay Purchaser the sum of $1.0 million (the "Termination Fee") in addition to returning Purchaser's Deposit, promptly upon receipt of a written request therefor from Purchaser after the termination of this Agreement as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

                               (i) the Company shall have entered into, or shall
have publicly announced its intention to enter into an agreement or an agreement in principle with respect to any Acquisition Proposal; or

                               (ii) the Board of Directors of the Company shall
have withdrawn or materially modified its approval or recommendation of this Agreement.

                     7.7.3 Any payment required by Section 7.7.2 shall become payable within two business days after termination of the Agreement.

                     7.7.4 The Company acknowledges that the agreements contained in this Section 7.7 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee when due, the Company shall in addition thereto pay to Purchaser all costs and expenses (including fees and disbursements of counsel) incurred in collecting such Termination Fee, as the case may be, together with interest on the amount of such Termination Fee (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by Purchaser at the prime rate reported in THE WALL STREET JOURNAL from time to time during such period.

8.         CONDITIONS TO CLOSING.

           8.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase and pay for the Assets shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions (any of which may be waived in the sole and absolute discretion of Purchaser):

                     8.1.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company made herein shall be true, accurate and correct at the Closing Date.

                     8.1.2 COMPLIANCE WITH AGREEMENT. The Company shall have complied with all agreements and covenants contained herein which are to be performed prior to the Closing Date.

                     8.1.3 CORPORATE APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the directors and stockholders of the Company in accordance with Delaware law.

                     8.1.4 CONSENTS. The Company shall have received, at or prior to the Closing, all consents required from any third party with respect to the sale of the Assets, and the consummation of the transactions contemplated hereby.

                     8.1.5 HSR ACT. Any applicable waiting period under the HSR Act relating to the purchase of the Assets shall have expired.

                     8.1.6 DUE DILIGENCE EXAMINATION. Within 45 days of the date of this Agreement, Purchaser shall have determined that the results of the "due diligence" examination performed by Purchaser are satisfactory to Purchaser, in its reasonable discretion.

                     8.1.7 ABSENCE OF MATERIAL ADVERSE CHANGES. There shall have been no Material Adverse Effect.

                     8.1.8 NO PROCEEDING OR LITIGATION. There shall not be in effect any injunctions, orders or other decrees of any court or governmental body or any material pending or threatened litigation or proceeding prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

                     8.1.9 ADDITIONAL INSTRUMENTS. The Company shall have delivered to Purchaser such agreements and instruments, in recordable and/or fileable form, as are necessary for the purpose of reflecting on the records of any applicable governmental agency the transfer of those registered trademarks and pending applications which are included in the Assets. Such agreements and instruments shall be in form and substance reasonable satisfactory to Purchaser.

           8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell the Assets shall be subject to and conditioned upon the satisfaction at the Closing Date of each of the following conditions (any of which may be waived in the sole and absolute discretion of the Company):

                     8.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser made herein shall be true and correct as of the Closing Date.

                     8.2.2 COMPLIANCE WITH AGREEMENT. Purchaser shall have complied with all obligations set forth herein to be performed prior to the Closing Date.

                     8.2.3 CORPORATE APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved by the directors of Purchaser in accordance with Florida law.

                     8.2.4 CONSENTS. Purchaser shall have received at or prior to the Closing, all consents required from any third party with respect to the sale of the Assets and the consummation of the transactions contemplated hereby.

                     8.2.5 HSR ACT. Any applicable waiting period under the HSR Act relating to the purchase of the Assets shall have expired.

                     8.2.6 NO PROCEEDING OR LITIGATION. There shall not be in effect any injunc- tions, orders or other decrees of any court or governmental body or any material pending or threatened litigation or proceeding prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

9.         TERMINATION AND ABANDONMENT.

           9.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                     (a) by mutual consent of Purchaser and the Company;

                     (b) by Purchaser and the Company if this Agreement is not consummated on or before August 31, 1996; PROVIDED THAT if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section, and the other party to this Agreement may at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                     (c) by Purchaser, if as of the Closing Date, any of the conditions specified in Section 8.1 have not been satisfied in any material respect;

                     (d) by the Company, if as of the Closing Date, any of the conditions in Section 8.2 have not been satisfied in any material respect;

                     (e) by either the Company or Purchaser, if there shall be any law or regulation that makes consummation of the Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Purchaser or the Company from consummating the Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                     (f) by Purchaser, if there has been a material breach on the part of the Company of the representations, warranties or agreements of the Company contained herein which cannot be or has not been cured within 10 days after written notice by Purchaser to the Company of such breach;

                     (g) by the Company, if there has been a material breach on the part of Purchaser of the representations, warranties or agreements of Purchaser contained herein which cannot be or has not been cured within 10 days after written notice by the Company to Purchaser of such breach; or

                     (h) by Purchaser, upon the occurrence of any Trigger Event described in Section 7.7.2 hereof.

                     The party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 12.3.

           9.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 7.4, 7.7 and 2.1.2 shall survive the termination hereof.

10.        INDEMNIFICATION.

           10.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless Purchaser against and in respect of any and all claims, demands, losses, liabilities, judgments, costs, expenses and obligations, including, without limitation, interest, penalties and reasonable attorneys's fees (collectively, "Purchaser Losses"), suffered or incurred by Purchaser which arise, result from or relate to: (a) any breach of, or failure by the Company to fulfill or perform any of its representations, warranties, covenants or agreements in this Agreement, or in any exhibit, schedule or other instrument furnished under this Agreement, (b) the operation or conduct of the Business through the Closing Date, or (c) any of the liabilities or obligations of the Company, which are not expressly assumed hereunder; provided, however that

                     (a) indemnification shall not be payable by the Company unless and until the aggregate amount of all claims for indemnification by Purchaser hereunder exceeds $250,000 and unless the claims for indemnification are received by the Company prior to the expiration of 18 months from the Closing Date; and

                     (b) the Company's indemnification obligations under this
Section 10.1 shall be limited to $5,000,000 in total payments for all claims by Purchaser.

           10.2 INDEMNIFICATION BY PURCHASER. Purchaser hereby covenants and agrees with the Company, that Purchaser shall indemnify, defend and hold harmless the Company against and in respect of any and all claims, demands, losses, liabilities, costs, expenses and obligations, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Company Losses") suffered or incurred by the Company which arise, result from or relate to any breach of or failure of Purchaser to fulfills or perform any of its representations, warranties, covenants or agreements in this Agreement, or in any exhibit or other instrument furnished or to be furnished under this Agreement; provided, however, that

                     (a) indemnification shall not be payable by Purchaser unless and until the aggregate amount of all claims for indemnification by the Company hereunder exceeds $250,000 and unless the claims for indemnification are received by Purchaser prior to the expiration of 18 months from the Closing Date; and

                     (b) Purchaser's indemnification obligations under this
Section 10.1 shall be limited to $5,000,000 in total payments for all claims by the Company.

           10.3 DEFENSE OF CLAIMS. In the event that a claim, demand or assessment is made or threatened against a party to this Agreement (for purposes of this Section 10.3, the "Indemnitee") which the Indemnitee believes is subject to indemnification by the other party (the "Indemnitor"), the Indemnitee shall promptly notify the Indemnitor of such claim, demand or assessment and shall provide the Indemnitor with a reasonable opportunity to defend the same at the Indemnitor's own expense and with mutually acceptable counsel; provided that the Indemnitee shall at all times also have the right to fully participate in the defense of such claim, demand or assessment at its own expense. If the Indemnitor shall, within a reasonable time after receipt of notice, fail to defend the threatened claim, demand or assessment, Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise and settle the claim, demand or assessment; provided, however, that Indemnitee shall not compromise or settle any such claim, demand or assessment without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld. If the claim is one that cannot by its nature be defended solely by Indemnitee, Indemnitor shall make available all information and assistance that Indemnitee may reasonably request in connection with such defense.

11.        POST-CLOSING OBLIGATIONS.

           11.1 FURTHER ASSURANCES. The Company covenants and agrees to make, execute and deliver to Purchaser any and all powers of attorney and other authority which the Company may lawfully make, execute and deliver, in addition to any such powers and authorities as are contained herein, which may be or become necessary, proper or convenient to enable Purchaser to reduce to possession, collect, enforce, own or enjoy any and all rights and benefits in, to, with respect to, or in connection with, the Assets, or any part or portion thereof, and upon Purchaser's request, to take in the Company's name, any and all steps and to do any and all things which may be or become lawful and necessary, proper, convenient or desirable to enable Purchaser to reduce to possession, collect, enforce, own and enjoy any and all rights and benefits in, to, with respect to, or in connection with, the Assets, and each and every part and portion thereof. The Company also covenants and agrees with Purchaser, its successors and assigns, that the Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement.

           11.2 PAYMENT OF LIABILITIES. The Company shall satisfy and discharge as the same shall become due, all of its liabilities, obligations, debts, accounts payable and commitments including but not limited to tax liabilities, not specifically assumed by Purchaser.

           11.3 EXISTING BOOKINGS. Following the Closing Date, the Purchaser will use its best efforts to fulfill existing bookings and sourcing commitments for the sale of apparel.

           11.4 USE OF SOFTWARE. The Company shall grant Purchaser the right to use the Business' software without charge until six months after the Closing Date.

           11.5 ACCESS TO RECORDS. The Company shall preserve for a period of at least seven years after the Closing Date all original documents evidencing the Assets or the Business or the use of the Assets in the Business, and all other original books, files, papers, records and other data regarding Purchaser, in a usual, regular and ordinary manner consistent with past practices of the Company. The Company shall, subject to such reasonable limitations as may be necessary to protect the Company's proprietary information, at Purchaser's sole expense and on reasonable prior notice to the Company, (i) afford to Purchaser, and its counsel, accountants, consultants and other representatives reasonable access during normal business hours to examine, inspect and copy any books, records and original documents of the Company to the extent necessary in order for Purchaser to comply with or respond to any audit, investigation or other governmental investigation or inquiry, and (ii) cooperate with reasonable requests of Purchaser with respect to the use of such documents transferred hereunder for such purposes.

12.        MISCELLANEOUS.

           12.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties of the parties made herein (including the exhibits attached hereto) shall survive the execution and
                                       22
delivery of this Agreement and the Closing, subject to any limitation with respect thereto set forth herein, for a period of 18 months from the Closing Date.

           12.2 MODIFICATION. This Agreement may not be amended, waived or modified except in writing executed by the parties hereto.

           12.3 NOTICES. All notices under this Agreement shall be in writing, and may be delivered by hand or sent by mail, facsimile transmission or overnight courier. Notices sent by mail shall be sent by certified mail, return receipt required, and shall be deemed received on the date of receipt indicated by the receipt verification provided by the national postal service. Notices delivered by overnight courier shall be deemed received on the date of receipt indicated by the verification provided by the courier. Notices sent by facsimile transmission shall be deemed received the day on which sent, and shall be conclusively presumed to have been received in the event that the sender's copy of the facsimile transmission contains the "answer back" of the other party's facsimile transmission. Notices shall be effective upon receipt. Notice shall be given, mailed or sent to the parties at the following addresses:

To the Company:                          Munsingwear, Inc.
                                         8000 West 78 Street
                                         Suite 400
                                         Minneapolis, Minnesota 55439
                                         Attn: Lowell Fisher, Chairman

With a copy to:                          Lindquist & Vennum
                                         4200 IDS Center
                                         Minneapolis, Minnesota 55402
                                         Attn:  John R. Houston, Esq.

Purchaser:                               Supreme International Corporation
                                         7495 N.W. 48th Street
                                         Miami, Florida 33166
                                         Attn: George Feldenkreis, Chairman

With a copy to:                          Broad and Cassel
                                         201 S. Biscayne Boulevard
                                         Miami Center - Suite 3000
                                         Miami, Florida 33131
                                         Attn:  Dale S. Bergman, Esq.

           Any party hereto may designate any other address for notices given it hereunder by written notice to the other party given at least ten (10) days prior to the effective date of such change.

           12.4 SEVERABILITY. Any provision of this Agreement which is deemed to be invalid, illegal or unenforceable in any Jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

           12.5 APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Delaware.

           12.6 ASSIGNABILITY. This Agreement may not be assigned by either party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

           12.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           12.8 HEADINGS. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

           12.9 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior agreements, representations and understandings.

           12.10 FURTHER ASSURANCES. Subsequent to this date, each of the parties hereto shall, without charge to the other, take such additional actions and execute, deliver and file such additional instruments as may be reasonably required to give effect to the transactions contemplated hereby.

           12.11 ATTORNEYS' FEES IN EVENT OF DISPUTE. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other reasonable costs incurred in that action or proceeding, in addition to any other relief to which she. he, it or they may be entitled.

           12.12 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing, by the party making the waiver.

           IN WITNESS WHEREOF, the parties hereto have executed and entered into this Agreement on the date first above written.

"Purchaser":                          SUPREME INTERNATIONAL CORPORATION, a
                                      Florida corporation



                                      By:/S/ GEORGE FELDENKREIS
                                             Chairman of the Board and Chief
                                             Executive Officer


"The Company":                        MUNSINGWEAR, INC., a Delaware corporation


                                      By:/S/ LOWELL M. FISHER
                                             Chief Executive Officer
                                      -25-